                                                                   EXHIBIT 10.24

                             CONSENT AND AGREEMENT


          TransCanada PipeLines Limited ("TransCanada"), a corporation organized under the laws of Canada, hereby consents upon the terms and conditions herein set forth to the collateral assignment of the Assigned Agreement (as defined below) by Canadian Hunter Exploration Ltd. ("Canadian Hunter"), an Alberta corporation, to Project Orange Associates, L.P. ("Project Orange"), a Delaware limited partnership pursuant to that certain Collateral Assignment of the Firm Service Agreement dated as of April 5, 1991 between Canadian Hunter and Project Orange ("Collateral Assignment").

          TransCanada hereby consents upon the terms and conditions herein set forth to the assignment of the Assigned Agreement (as defined below) by Project Orange to U.S. Bank Trust National Association, as collateral agent ("Agent") pursuant to that certain Security Agreement dated as of December 6, 1999 between Agent and Project Orange (the "Security Agreement").

          For purposes of this Consent and Agreement, the term "Assigned Agreement" shall mean the Firm Service Contract entered into by TransCanada and Canadian Hunter made as of October 11, 1990, as such Firm Service Contract may be amended or supplemented from time to time.

          Canadian Hunter, Project Orange, Agent and TransCanada agree as follows:

       1. (a) Project Orange or Agent, as the case may be, may at its election, upon (i) satisfying TransCanada's financial assurance requirements; (ii) supplying TransCanada with all information reasonably requested by TransCanada pertaining to gas supply and upstream and downstream transportation arrangements and TransCanada being satisfied with such information; (iii) providing TransCanada with evidence that Project Orange or the Agent, as the case may be, has obtained such certificates, permits, orders, licenses and authorizations from regulators or other governmental agencies in the United States of America or Canada, as the case may be, as are necessary to enable Project Orange or the Agent, as the case may be, to remove from the province of production and deliver to TransCanada at the Receipt Point(s) (as defined in the Assigned Agreement) and to receive from TransCanada, export from Canada, import and deliver into the United States of America at the Delivery Point(s) (as defined in the Assigned Agreement) the quantities of gas to be transported by TransCanada under the Assigned Agreement; and (iv) prior written notice to TransCanada and Canadian
     Hunter:

            (i) given at any time after the termination of the Restated Gas Sale and Purchase Agreement dated as of March 18, 1991 (the "Restated Gas Sale and Purchase Agreement"), by and between Project Orange and Canadian Hunter (as successor by assignment to Noranda Inc.), by Project Orange pursuant to Section 12.1 of the Restated Gas Sale and Purchase Agreement, exercise any and all rights of Canadian Hunter under the Assigned Agreement in accordance with the terms of the Assigned Agreement to the same extent as if Project Orange or Agent were a party to the Assigned Agreement in the place of Canadian Hunter, or assign any and all of Canadian Hunter's rights under the Assigned Agreement to any person or entity to whom Project Orange or Agent is authorized to assign the rights and obligations of Canadian Hunter under the Assigned Agreement pursuant to
                 Section 1(f) hereof (such person or entity, a "Permitted Assignee"), whereupon the Permitted Assignee shall be entitled to exercise any and all rights of Canadian Hunter under the Assigned Agreement in accordance with the terms of the Assigned Agreement; or

            (ii) given at any time after the occurrence of a default by Canadian
                 Hunter under the Restated Gas Sale and Purchase Agreement such that Project Orange has the right to obtain and is obtaining Substitute Supplies (as defined in the Restated Gas Sale and Purchase Agreement), at Project Orange's or Agent's election, exercise any and all rights of Canadian Hunter under the Assigned Agreement in accordance with the terms of the Assigned Agreement, to the same extent as if Project Orange or Agent, as the case may be, were a party to the Assigned Agreement in the place of Canadian Hunter, for so long as Project Orange is obtaining Substitute Supplies in respect of the particular default (provided that such notice may be given only during the continuance of such default unless the termination of the Restated Gas Sale and Purchase Agreement as contemplated in clause (i) has occurred);

     provided, however, that TransCanada does not waive any rights it may have pursuant to the Assigned Agreement, and provided further that any assignment of rights under the Assigned Agreement to anyone other than Project Orange or Agent, or any reassignment by any assignee of Project Orange or Agent, shall be subject to the provisions of Section 1(f) hereof. Canadian Hunter agrees with TransCanada that TransCanada is authorized to act in accordance with the exercise by Project Orange, Agent or any Permitted Assignee of Canadian Hunter's rights in accordance with this
     Section 1(a) and that TransCanada shall bear no liability to Canadian Hunter in connection therewith, provided however, that nothing contained in this sentence will affect any claim which Canadian Hunter, Project Orange, Agent or any such Permitted Assignee may have against any other such Person.

            (b) Canadian Hunter, Project Orange and Agent agree that the conditions under which Project Orange or Agent may exercise the rights or make an assignment as described in Section 1(a) hereof are subject to further restrictions contained in Section 3 of the Collateral Assignment. Such restrictions shall not in any manner be binding upon TransCanada, nor shall TransCanada be required to inquire whether such restrictions have been complied with.

            (c) Any notice to TransCanada from Agent (or an assignee of Agent) shall be given priority by TransCanada over any notice from Project Orange (or an assignee of Project Orange), notwithstanding the time of giving notice. Project Orange (or an assignee of Project Orange) may exercise Canadian Hunter's rights in accordance with Section 1(a) hereof provided that and only for such period of time as TransCanada has not received notice that Agent intends to exercise Canadian Hunter's rights in accordance with such Section l(a). In the event TransCanada receives notices from both Project Orange (or an assignee of Project Orange) and Agent (or an assignee of Agent) the parties hereto agree that TransCanada shall give priority to and act in accordance with the notice from Agent (or any assignee of Agent) and shall bear no liability to Agent (or any assignee of Agent) or to Project Orange (or any assignee of Project Orange) in connection therewith.

            (d) TransCanada may in good faith rely conclusively on any notice received from Project Orange or Agent pursuant to Section 1(a) hereof, without inquiring as to the circumstantial basis for such notice.

            (e) In the event that Project Orange or Agent exercises or succeeds to any or all of Canadian Hunter's rights and interests under the Assigned Agreement, whether by foreclosure or otherwise, Project Orange or Agent, as the case may be, shall assume liability for all of Canadian Hunter's obligations under the Assigned Agreement, including without limitation, payment of all amounts due and owing to TransCanada under the Assigned Agreement, whether such amounts shall have accrued before or after the date of succession, and for the performance of the representations, warranties and conditions of Canadian Hunter under the Assigned Agreement from and after the date of succession. Unless and until Project Orange or Agent notifies TransCanada pursuant to Section 1(a) that it is exercising or succeeding to any or all of the rights of Canadian Hunter under the Assigned Agreement, neither Project Orange nor Agent shall have any obligations or liabilities whatsoever to TransCanada under or in connection with the Assigned Agreement and TransCanada shall have no obligation or liability to Project Orange or Agent other than each such party's obligation to comply with the terms of this Consent and Agreement. Nothing in this Section 1(e) is intended to or shall: (i) limit the right of TransCanada to proceed against Canadian Hunter for recovery in respect of any default or unperformed obligations under the Assigned Agreement accruing or arising in respect of any period prior to the effective date of such exercise or succession; or (ii) diminish any liability or obligation of Canadian Hunter to Project Orange or Agent

     (including but not limited to any obligation to indemnify Project Orange or Agent) under the Collateral Assignment; provided, however, that such liability or obligation of Canadian Hunter to Project Orange or Agent shall not affect the rights of TransCanada with respect to Project Orange or Agent arising under this Consent and Agreement and the Assigned Agreement.

            (f) Upon the exercise by Project Orange or Agent, as the case may be, of any of the remedies which it is entitled to exercise after a default by Canadian Hunter under the Restated Gas Sale and Purchase Agreement and during the continuance thereof, Project Orange or Agent, as the case may be, may assign the rights and interests of Canadian Hunter under the Assigned Agreement to any person or entity if such person or entity shall assume all of the obligations of Canadian Hunter under the Assigned Agreement including, without limitation, payment of all amounts due and owing to TransCanada under the Assigned Agreement, whether such amounts shall have accrued before or after the date of assignment, and for the performance of the covenants and agreements of Canadian Hunter under the Assigned Agreement from and after the date of assignment; provided that any such assignment shall be subject to: (i) the prior written consent of TransCanada, which consent shall not be unreasonably withheld or delayed if TransCanada reasonably determines that the assignee satisfies the requirements of TransCanada's Gas Tariff and TransCanada's financial assurance requirements (which financial assurance requirements may exceed those set forth in TransCanada's Gas Tariff); and (ii) the assignee's prior execution and delivery to TransCanada of an assumption agreement substantially in the form attached hereto as Exhibit A, and, provided further, that TransCanada does not waive any rights it may have pursuant to the Assigned Agreement. Upon such assignment, assumption and consent by TransCanada, Canadian Hunter, Project Orange or Agent, as the case may be, shall be relieved of all obligations, if any, which it may have under or with respect to the Assigned Agreement arising after such assignment and assumption.

            (g) Upon receipt by TransCanada of a notice from a person who is an assignee of the Assigned Agreement pursuant to Section l(f) above that such person requests that Canadian Hunter succeed to such person's rights and obligations under the Assigned Agreement (which notice shall be based on the circumstances described in Section 4 of the Collateral Assignment, as to which circumstances TransCanada shall in no manner be required to inquire), such person may assign the rights and interests under the Assigned Agreement to Canadian Hunter if Canadian Hunter shall assume all of the obligations of such person under the Assigned Agreement including, without limitation, payment of all amounts due and owing to TransCanada under the Assigned Agreement, whether such amounts shall have accrued before or after the date of assignment, and for the performance of the covenants and agreements of such person under the Assigned Agreement from and after the date of assignment; provided that any such assignment shall be subject to: (i) the prior written consent of TransCanada, which consent shall not be unreasonably withheld or delayed if TransCanada reasonably determines that Canadian Hunter satisfies the requirements of TransCanada's Gas Tariff and TransCanada's financial assurance requirements (which financial assurance requirements may exceed those set forth in TransCanada's Gas Tariff); and (ii) Canadian Hunter's prior execution and delivery to TransCanada of an assumption agreement substantially in the form attached hereto as Exhibit A, and, provided, further, that TransCanada
                             ---------
     does not waive any rights it may have pursuant to the Assigned Agreement. Upon such assignment, assumption and consent by TransCanada, such person shall be relieved of all obligations, if any, which it may have under or with respect to the Assigned Agreement arising after such assignment and assumption.

            (h) References in the Assigned Agreement to the defined term "Consent and Agreement" shall be deemed to refer to this Consent and Agreement.

       2.  (a)   TransCanada acknowledges that Canadian Hunter has agreed with
     Project Orange that Canadian Hunter will obtain the consent of Project Orange for any amendment to the Assigned Agreement (which consent will not be unreasonably withheld) and further acknowledges that Project Orange has agreed pursuant to the Financing Agreement (as defined in the Security Agreement) that Project Orange will obtain the consent of the Trustee (as defined in the Security Agreement) for certain amendments to the Assigned Agreement, provided that: (i) it shall be Canadian Hunter's responsibility to ensure compliance with its agreement with Project Orange (and TransCanada shall not be required to inquire whether Canadian Hunter has fulfilled this responsibility); (ii) it shall be Project Orange's responsibility to ensure compliance with its agreement with Agent (and TransCanada shall not be required to inquire whether Project Orange has fulfilled this responsibility); (iii) neither agreement shall prevent TransCanada from proposing or making any modification or amendment to TransCanada's Gas Tariff; and (iv) neither agreement shall prevent TransCanada from making any modification or amendment of the Assigned Agreement necessary, in TransCanada's good faith judgment, to conform with the requirements of any governmental or regulatory authority having jurisdiction, including but not limited to the National Energy Board ("NEB").

            (b) Canadian Hunter has agreed with Project Orange to provide Project Orange promptly with a copy of each material notice sent by TransCanada to Canadian Hunter in connection with the Assigned Agreement. It shall be Canadian Hunter's responsibility to ensure compliance with its agreement with Project Orange and any failure by Canadian Hunter to do so shall not affect TransCanada's ability to exercise any rights that it has under the Assigned Agreement.

       3. TransCanada will deliver to Project Orange and Agent notice of default or breach by Canadian Hunter of the Assigned Agreement concurrently with delivery of any such notice to Canadian Hunter. Project Orange and Agent will be given the same time period allowed to Canadian Hunter to cure such default or breach. If through inadvertence, TransCanada fails to deliver such notice to Project Orange or Agent, TransCanada shall incur no liability therefor to any party hereto or to any successor or assign thereof.

       4. (a) Any notice, request or demand ("Notice") to or upon the respective parties hereto shall be in writing and shall be validly communicated by the delivery thereof to its addressee, either personally or by courier, first class mail, or telecopier to the address hereinunder mentioned:

     In the case of TransCanada:

       Mailing Address:

       TransCanada PipeLines Limited
       P.O. Box 1000
       Station M
       Calgary, Alberta T2P 4K5
       Attention: Vice President, Transportation
       FAX: (403) 267-8620

       Delivery Address:

       TransCanada PipeLines Limited
       TransCanada PipeLines Tower
       3000, 111 - 5th Avenue S.W.
       Calgary, Alberta T2P 3Y5
       Attention: Vice President, Transportation

     In the case of Project Orange:

       Project Orange Associates, L.P.
       c/o G.A.S. Orange Associates, LLC
       90 Presidential Plaza
       Syracuse, New York 13209
       Attention: Richard S. Scolaro, Esq.
       Fax: (315) 471-1355

     In the case of Canadian Hunter:

       Canadian Hunter Exploration Ltd.
       2800, 605 5/th/ Avenue S.W.
       Calgary, Alberta T2P 3H5
       Attention: Vice President, Marketing
       FAX: (403) 260-1146

     In the case of Agent:

       U.S. Bank Trust National Association
       100 Wall Street, Suite 1600
       New York, New York 10005
       Attention: Corporate Trust Administration
       FAX: (212) 809-5459

           (b) Any such Notice shall be sent in order to ensure prompt receipt of such Notice by the other party(ies). Such Notice sent as aforesaid shall be deemed to have been received by the party to whom it is sent at the time of its delivery if personally delivered or if sent by telecopier, or on the business day following the transmittal thereof if sent by courier, or on the third business day following the transmittal thereof if sent by first class mail, provided however, that in the event normal mail service, courier service, or telecopier service shall be interrupted by a cause beyond the control of the parties hereto, then the party sending the Notice shall utilize any service that has not been so interrupted or shall deliver such Notice. Each party shall provide Notice to the other parties of any change of address for the purposes hereof.

       5. Notwithstanding anything herein to the contrary, TransCanada agrees that Project Orange or Agent may, without TransCanada's consent, assign its rights, but not its obligations, under this Consent and Agreement to any person and entity.

       6. TransCanada hereby represents that: (i) this Consent and Agreement has been duly authorized, executed and delivered by TransCanada, and is in full force and effect on the date hereof and constitutes the legal, valid and binding obligation of TransCanada, enforceable in accordance with its terms, except as (a) enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditor's rights generally, and (b) the availability of any particular remedy may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; (ii) no consent, license, approval or authorization of, or filing, registration or declaration with, or exemption by, any governmental body, authority, bureau or agency is required in connection with the execution, delivery or performance by TransCanada of this Consent and Agreement other than those which have been duly obtained and are in full force and effect.

       7. The obligations of TransCanada hereunder are subject to all applicable valid rules, orders, regulations and laws of governmental and regulatory authorities having jurisdiction, including but not limited to the NEB.

       8. This Consent and Agreement shall be governed by, and construed in accordance with, the laws of the Province of Alberta and, when applicable, the laws of Canada.

       9. Notwithstanding any other provision of this Consent and Agreement, nothing herein set forth is intended to or shall amend, modify or in any other way change the Assigned Agreement and TransCanada does not waive any rights it may have pursuant to the Assigned Agreement.

       10. This Consent and Agreement sets forth the terms and conditions upon which TransCanada consents to the collateral assignment of the Assigned Agreement by Canadian Hunter to Project Orange pursuant to the Collateral Assignment and the collateral assignment of the Assigned Agreement and the Collateral Assignment by Project Orange to the Agent pursuant to the Security Agreement. To the extent that there is a conflict between any term or provision set forth in this Consent and Agreement and any term or provision of the Collateral Assignment or the Security Agreement, the terms and provisions of this Consent and Agreement shall govern with respect to TransCanada's rights and obligations but the terms and provisions of the Collateral Assignment shall govern as to the rights and obligations of Project Orange and Canadian Hunter to each other and the terms and provisions of the Security Agreement shall govern as to the rights and obligations of Project Orange and Agent to each other. Furthermore, except as explicitly stated in this Consent and Agreement, TransCanada does not consent to any term or provision of the Collateral Assignment or the Security Agreement.

                        [THE REMAINDER OF THIS PAGE IS
                           INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto by their respective officers thereunto duly authorized, have duly executed this Consent and Agreement as of the date set forth below.

     Dated:  December 6, 1999


                                   TRANSCANADA PIPELINES LIMITED


                                   By: /s/ Max Feldman
                                      ______________________________
                                      Name: Max Feldman
                                      Title: Senior Vice President
                                             Customer Sales & Services

                                   By: /s/ Steven D. Becker
                                      ______________________________
                                      Name: Steven D. Becker
                                      Title: Senior Vice-President
                                             Market Development


                                   CANADIAN HUNTER EXPLORATION LTD.


                                   By: /s/ John Kowal
                                      ______________________________
                                      Name: John Kowal
                                      Title: Treasurer

                                   By: /s/ Murray Lueke
                                      ______________________________
                                      Name: Murray Lueke
                                      Title: VP, Engineering


                                   PROJECT ORANGE ASSOCIATES, L.P.

                                      By: G.A.S. ORANGE ASSOCIATES, LLC
                                        a Delaware limited liability company

                                      By: /s/ Douglas Corbett
                                         ____________________________
                                         Name: Douglas Corbett
                                         Title: Vice President

                                   U.S. BANK TRUST NATIONAL ASSOCIATION
                                     as Agent


                                   By: /s/ Ward A. Spooner
                                      ______________________________
                                      Name:
                                      Title:

                                   By: /s/ John Bowman
                                      ______________________________
                                      Name:
                                      Title:

                                                                       Exhibit A

                             ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT, dated as of ________________________,

BETWEEN: _______________________________________________________
          (hereinafter referred to as the "Assignee")

AND: TRANSCANADA PIPELINES LIMITED, a Canadian corporation (hereinafter referred to as "TransCanada").

RECITALS:

     Canadian Hunter Exploration Ltd., an Alberta Corporation ("Canadian Hunter") and TransCanada are parties to that certain Firm Service Contract made as of October 11, 1990 (the "Firm Service Contract"). Pursuant to the Collateral Assignment of the Firm Service Agreement dated as of April 5, 1991 (the "Collateral Assignment") between Canadian Hunter and Project Orange Associates, L.P., a Delaware limited partnership (the "Partnership"), Canadian Hunter assigned to the Partnership its rights under the Firm Service Contract in order to secure the payment and performance of the obligations of Canadian Hunter (as successor by assignment to Noranda Inc., an Ontario corporation) under that certain Restated Gas Sale and Purchase Agreement dated as of March 18, 1991. Pursuant to the Security Agreement, dated as of December 6, 1999 (the "Security Agreement") by and between the Partnership and U.S. Bank Trust National Association, as collateral agent ("Agent"), the Partnership assigned to the Agent its rights under the Firm Service Contract in order to secure the payment and performance of the obligations of the Partnership under the Financing Agreement (as defined in the Security Agreement). TransCanada, Canadian Hunter, Agent and the Partnership have all entered into a Consent and Agreement dated as of December 6, 1999 (the "Consent") pursuant to which TransCanada consented to the assignment of Canadian Hunter's rights in, to and under the Firm Service Contract to the Partnership and to the assignment of the Partnership's rights in, to and under the Firm Service Contract to the Agent, as the Partnership's assignee, on the terms specified in the Consent.

     The Partnership or Agent, as the case may be, has assigned its rights under the Firm Service Contract, as set forth in the Collateral Assignment of the Firm Service Contract, to the Assignee and the Assignee desires to effect such assignment under the terms of the Consent by executing and delivering this Assumption Agreement to TransCanada.

     The Assignee and TransCanada agree as follows:

       1.   Assumption.  The Assignee hereby assumes liability for all of
            ----------
Canadian Hunter's obligations under the Consent and the Firm Service Contract including, without limitation, its obligations for payment of all amounts due and owing to TransCanada under the Firm Service Contract, whether such amounts shall have accrued before or after the date hereof, and for the performance of the covenants and agreements of Canadian Hunter under the Consent and the Firm Service Contract from and after the date hereof. Nothing herein is intended to limit the right of TransCanada or the Agent to proceed against Canadian Hunter for recovery in respect of any default or unperformed obligations of Canadian Hunter under the Consent or the Firm Service Contract accruing or arising in respect of any period prior to the effective date of this Assumption Agreement. The Assignee agrees to be bound by the terms of the Consent and the Firm Service Contract as if it were substituted for Canadian Hunter.

       2.   Acknowledgment.  The Assignee acknowledges that any rights of the
            --------------
Partnership, or any assignee of the Partnership, are subordinate to the rights of the Agent, or any assignee of the Agent, under the Firm Service Contract as set forth in the Security Agreement and the Consent, including the right to assume the Firm Service Contract and request that TransCanada render performance thereunder directly to Agent or such assignee notwithstanding this Assumption Agreement. Assignee acknowledges and agrees that if the Assignee is an assignee of the Partnership, then forthwith upon receipt by TransCanada of a notice from the Agent pursuant to Paragraph 1(a) of the Consent or upon an assignment by the Agent pursuant to Paragraph 1(f) of the Consent, the Assignee shall thereupon have no further rights or obligations under the Firm Service Contract provided that the Assignee shall continue to be bound by those of its obligations that arose prior to the date of receipt of such notice or the date of such assignment, as the case may be. Assignee agrees that TransCanada shall bear no liability to Assignee resulting from rendering performance under the Firm Service Contract directly to the Agent or from such assumption of the Firm Service Contract by a subsequent person.

       3.   Release of the Partnership.  Upon the satisfaction of the
            --------------------------
requirements set forth in paragraph l(f) of the Consent, the Partnership shall be relieved of all obligations to TransCanada, if any, which it may have under or with respect to the Firm Service Contract arising after the date hereof.

       4.   Notices.  The address of the Assignee for the purposes of Section
            -------
6.1 of the Firm Service Contract and Article 4 of the Consent shall be:

     _______________________________
     _______________________________
     Attention:_____________________
     FAX:___________________________

       5.   Assignment.  The Assignee may assign its rights in, to and under the
            ----------
Firm Service Contract in accordance with the terms and conditions of the Consent.

       6.   Governing Law, etc.  This Assumption Agreement shall be governed by,
            ------------------
and construed in accordance with, the laws of the Province of Alberta and, when applicable, the laws of Canada. The obligations of TransCanada are subject to all applicable valid rules, orders, regulations and laws of governmental and regulatory authorities having jurisdiction, including but not limited to the National Energy Board.

     IN WITNESS WHEREOF, the parties hereto by their respective officers thereunto duly authorized, have duly executed this Assumption Agreement as of the date set forth below.

Dated:  ___________

                         ASSIGNEE:

                         By: _________________________
                         Title: ______________________


                         TRANSCANADA PIPELINES LIMITED

                         By: _________________________
                         Title:_______________________

                         By: _________________________
                         Title:_______________________